Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

Chembio Diagnostics Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share and accompanying Warrants (2)	457(c)	55,200,000 (3)	$0.36 (4)	$19,872,000	0.0000927	$1,842.13
	Equity	Shares of Common Stock, par value $0.01 per share (2)	457(c)	—	—	—	—	—
	Equity	Pre-Funded Warrants and accompanying Warrants (2) (5)	457(g)	—	—	—	—	—
	Equity	Pre-Funded Warrants	457(g)	—	—	—	—	—
	Equity	Warrants (5)	457(g)	—	—	—	—	—

	Equity	Shares of Common Stock issuable upon exercise of Warrants	457(c)	69,000,000 (6)	$0.36 (4)	$24,840,000	0.0000927	$2,302.67
	Equity	Shares of Common Stock issuable upon exercise of Pre-Funded Warrants (2) (5)	457(c)	—	—	—	—	—
						$44,712,000	0.0000927	$4,144.80
Fees Previously Paid	—	—	—	—		—		$2,132.10
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$44,712,000		$4,144.80
	Total Fees Previously Paid							$2,132.10
	Total Fee Offsets							—
	Net Fees Due							$2,102.70

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)
The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock, warrants and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $19,872,000.

(3)	Represents the aggregate number of shares of common stock being registered by the Registrant hereunder.
(4)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average high and low prices of the Registrant’s common stock as reported by the Nasdaq Stock Market LLC on September 26, 2022.

(5)	No fee pursuant to Rule 457(g) of the Securities Act.
(6)	Represents the aggregate number of shares of common stock issuable upon the exercise of the Warrants.